EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

EXECUTED as of this 14th day of February, 2024.

Marker Lantern 1 Ltd.
By: Marker Lantern Management Ltd., its manager
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker Lantern Management Ltd.
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker Lantern II Ltd.
By: Marker Lantern II Manager Ltd., its manager
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker Lantern II Manager Ltd.
/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker II Taboola Series E LP
By Marker II GP, Ltd., its general partner
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker II GP, Ltd.
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker Follow-On Fund LP
By Marker Follow-On Fund GP, Ltd., its general partner
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

Marker Follow-On Fund GP, Ltd.
By:	/s/ Richard Scanlon
Richard Scanlon / Authorized Signatory

/s/ Richard Scanlon
Richard Scanlon